Exhibit 99.1
SPECIAL MEETING OF STOCKHOLDERS OF SUPERIOR ENERGY SERVICES, INC. PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. Vote online until 11:59 PM CT the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITYOF PROXYMATERIALS FOR THE SPECIALMEETING OF STOCKHOLDERS TOBE HELD ON [ ] ORANY POSTPONEMENT OR ADJOURNMENT THEREOF. This proxy statement is available at https://materials.proxyvote.com/868157 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Approval of the issuance of shares of Superior common stock to Complete stockholders pursuant to the merger agreement. 2. Adoption of an amendment to Superior’s certificate of incorporation to increase the number of authorized shares of Superior common stock from 125,000,000 shares to 250,000,000 shares. 3. Authorization of Superior’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Superior common stock to Complete stockholders pursuant to the merger agreement or the proposal to adopt an amendment to Superior’s certificate of incorporation to increase the number of authorized shares of Superior common stock from 125,000,000 shares to 250,000,000 shares at the time of the special meeting. WHEN THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS. full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via

SPECIAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

[__________]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ] OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

This proxy statement is available at https://materials.proxyvote.com/868157

Please sign, date, and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030303000000000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of shares of Superior common stock to Complete stockholders pursuant to the merger agreement.	☐	☐	☐
2. Adoption of an amendment to Superior's certificate of incorporation to increase the number of authorized shares of Superior common stock from 125,000,000 shares to 250,000,000 shares.	☐	☐	☐
3. Authorization of Superior's board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Superior common stock to Complete stockholders pursuant to the merger agreement or the proposal to adopt an amendment to Superior's certificate of incorporation to increase the number of authorized shares of Superior common stock from 125,000,000 shares to 250,000,000 shares at the time of the special meeting.	☐	☐	☐

WHEN THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SUPERIOR ENERGY SERVICES, INC. 601 POYDRAS STREET, SUITE 2400 NEW ORLEANS, LA 70130 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF By signing this proxy, you revoke all prior proxies and appoint Greg A. Rosenstein, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side at Superior’s special meeting of stockholders to be held at a.m. on 2011, at and any postponement or adjournment thereof. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)